EXHIBIT 8.1
CLIFFORD
CHANCE                                                   CLIFFORD CHANCE US LLP
                                                         31 WEST 52ND STREET
                                                         NEW YORK NY 10019 6131
                                                         TEL +1 212 878 8000
                                                         FAX +1 212 878 8375
                                                         www.cliffordchance.com


                                                                     [   ], 2008


Gracechurch Card Programme Funding              Gracechurch Receivables Trustee
Limited                                         Limited,
26 New Street                                   as Receviables Trustee
St. Helier, Jersey JE2 3RA                      26 New Street
Channel Islands                                 St. Helier, Jersey JE2 3RA
                                                Channel Islands


OPINION OF CLIFFORD CHANCE RE: U.S. TAX MATTERS
Gracechurch Card Programme Funding Limited

Ladies and Gentlemen:

We have acted as special U.S. tax counsel for Gracechurch Card Programme Funding Limited, a company organized under the laws of Jersey, Channel Islands (the "ISSUING ENTITY"), in connection with the preparation of Pre-Effective Amendment No 1 on Form S-1 to the Registration Statement on Form S-3, Registration numbers 333-146207, 333-146207-01, and 333-146207-02, as amended (the "REGISTRATION
STATEMENT"), which was filed with the United States Securities and Exchange Commission on [ ], 2008 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for the registration under the Series 2008-1 Securities Act of Class A, Class B, Class C and Class D notes (the "NOTES") representing limited recourse asset-backed obligations of the Issuing Entity. The Notes are to be issued pursuant to a trust deed, governed by English law (the "TRUST DEED"), between the Issuing Entity and the Bank of New York acting through its London branch, as trustee, substantially in the form filed as exhibit 4.5 to the Registration Statement and the corresponding Trust Deed Supplement, a form of which is attached to the Registration Statement as Exhibit 4.6.

Terms used but not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In our examination of the Registration Statement, the Trust Deed, and such other documents as we have deemed relevant for purposes of expressing the opinion set forth herein (referred to individually as a "DOCUMENT" and collectively as the "DOCUMENTS"), we have assumed, with your consent, that (i) all Documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original Document are genuine, (iii) all representations and statements set forth in such Documents are true and correct, (iv) all obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (v) the Notes conform and will conform to the specimens examined by us.

We hereby confirm that the statements in the Registration Statement under the headings "Tax Considerations--United States Federal Income Tax Status" and "Material United States Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. Specifically, we confirm and adopt the opinions as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes set forth in the Registration Statement under the heading "Material United States Federal Income Tax

Considerations." The statements concerning U.S. federal income tax consequences contained in the Registration Statement do not purport to discuss all possible U.S. federal income tax ramifications of the proposed issuance.

The opinion stated above represents our conclusions as to the application of U.S. federal income tax laws existing as of the date of this letter in connection with the transactions contemplated in the Documents, and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinion. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues would not hold contrary to our opinion.

The opinion set forth in this letter (i) is limited to those matters expressly covered and no opinion is to be implied in respect of any other matter; (ii) is as of the date hereof; and (iii) is rendered by us solely for your benefit and may not be relied upon by any person or entity other than you without our express consent. We undertake no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents on which this opinion is based or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and the reference to Clifford Chance US LLP and use of our name under the captions "Tax Considerations -- United States Federal Income Tax Status," "Material United States Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,


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